UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 26, 2011

Computer Graphics International Inc.
(Exact name of registrant as specified in its charter)

000-51824
(Commission File Number)

Nevada	98-0400189
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Room 01B, 02/F, Podium Building,
Guodu Golf Garden, North of Xinsha Road
Futian District, Shenzhen, 518048 People’s Republic of China
(Address of principal executive offices)

+ (86)-755-22211114
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry into a Material Definitive Agreement.

On September 26, 2011, the Company’s wholly owned subsidiary Shenzhen Digital Image Technology Co., Ltd. (“SDIT”) entered into a Letter of Intent for Share Purchase (the “Acquisition Agreement”) with Li Dongxiang and Zeng Xianguang (together, the “Sellers”) with respect to the shares of Guangzhou Fanyutuo 3D Technology Co., Ltd. (the “Company”).  Pursuant to the terms of the Acquisition Agreement, the Sellers agreed to sell all of the capital stock of the Company to SDIT in exchange for RMB six million (approximately US$941,915).  The Company is a recently formed start-up company involved in three dimensional technology.

The purchase price was placed in escrow and will be released at closing after the transfer of the shares of the Company is approved by the relevant PRC government authority.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Letter of Intent for Share Purchase among Li Dongxiang, Zeng Xianguang and Shenzhen Digital Image Technology Co., Ltd. (English translation) dated September 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER GRAPHICS INTERNATIONAL INC.

Date: October 20, 2011	By:	/s/ Jing Wang
Jing Wang
Chief Executive Officer